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                                                                   EXHIBIT 10.13


                                AMENDMENT NO. 4
                                    to the
                         GROW BIZ INTERNATIONAL, Inc.
                            1992 STOCK OPTION PLAN


The following resolution was adopted by the Board of Directors of Grow Biz International, Inc. effective February 20, 2001.

Increase in Number of Shares Reserved Under 1992 Stock Option Plan
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     RESOLVED, that the number of shares reserved for issuance under the 1992
     Stock Option Plan ("1992 Plan") shall be increased from 1,400,000 to 1,530,000 shares of the Corporation's Common Stock, such increase in the number of shares reserved for issuance shall be submitted for approval by the shareholders at the next meeting of the shareholders of the Corporation.

     RESOLVED FURTHER, that the officers of the Corporation be, and they each hereby are, authorized and directed to take or cause the Corporation's transfer agent to take such action as they may deem necessary or advisable to accomplish the foregoing, and, subject to the approval of the shareholders, all such actions as heretofore may have been taken by the officers and directors for such purposes are hereby ratified and confirmed.